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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                            CLASSIC BANCSHARES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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     [_] Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

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          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

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          4)   Date Filed:

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
                         [CLASSIC BANCSHARES LETTERHEAD]


                                                             June 28, 2002



Dear Fellow Stockholder:

           On behalf of the Board of Directors and management of Classic Bancshares, Inc., I cordially invite you to attend the 2002 Annual Meeting of Stockholders. The meeting will be held at 5:00 p.m., local time, on August 6, 2002, at the AEP Kentucky headquarters building, located at the corner of 17th Street and Central Avenue, Ashland, Kentucky 41101.

           An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the election of three directors and the ratification of the appointment of the Company's independent auditors for the fiscal year ending March 31, 2003. Your Board of Directors unanimously recommends that you vote for each of the nominees named in the enclosed proxy statement and for the ratification of the appointment of the Company's independent auditors.

           In addition to the annual stockholder vote on corporate business items, the meeting will include management's report to you on Classic Bancshares, Inc.'s fiscal 2002 financial and operating performance.

           I encourage you to attend the meeting in person. Whether or not you attend the meeting, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save Classic Bancshares, Inc. additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

           Thank you for your attention to this important matter.

                                           Sincerely,



                                           David B. Barbour
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            CLASSIC BANCSHARES, INC.
                             344 Seventeenth Street
                             Ashland, Kentucky 41101
                                 (606) 325-4789

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on August 6, 2002

           Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Classic Bancshares, Inc. ("Classic" or the "Company") will be held at the AEP Kentucky headquarters building, located at the corner of 17th Street and Central Avenue, Ashland, Kentucky 41101, at 5:00 p.m., local time, on August 6, 2002.

           A Proxy Card and a Proxy Statement for the Meeting are enclosed.

           The Meeting is for the purpose of considering and acting upon:

           1.   The election of three directors of the Company;

           2. The ratification of the appointment of Smith, Goolsby, Artis & Reams, P.S.C. as the Company's independent auditors for the fiscal year ending March 31, 2003;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

           Any action may be taken on the foregoing items at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on June 28, 2002 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders at the offices of the Company during its normal business hours of 9:00 a.m. to 4:00 p.m. during the ten days prior to the Meeting, as well as at the Meeting.

           You are requested to complete, sign and date the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS




                                              C. Cyrus Reynolds
                                              CHAIRMAN OF THE BOARD



Ashland, Kentucky
June 28, 2002
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IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
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

                                 PROXY STATEMENT

                            CLASSIC BANCSHARES, INC.
                             344 Seventeenth Street
                             Ashland, Kentucky 41101
                                 (606) 326-2800

                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 6, 2002

           This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Classic Bancshares, Inc. ("Classic" or the "Company"), the parent company of Classic Bank, of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the AEP Kentucky headquarters building, located at the corner of 17th Street and Central Avenue, Ashland, Kentucky 41101, on August 6, 2002, at 5:00 p.m, local time, and all adjournments and postponements of the Meeting. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are dated June 28, 2002 and are first being mailed to stockholders on or about July 5, 2002.

           At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of three directors and (ii) the ratification of the appointment of Smith, Goolsby, Artis & Reams, P.S.C. as the Company's independent auditors for the fiscal year ending March 31, 2003.

VOTE REQUIRED AND PROXY INFORMATION

           All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the election of the nominees named herein and for the ratification of the appointment of Smith, Goolsby, Artis & Reams, P.S.C. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the Board of Directors, as proxy for the stockholder, will have the discretion to vote on such matters in accordance with their best judgment.

           Directors will be elected by a plurality of the votes cast. The ratification of the appointment of Smith, Goolsby, Artis & Reams, P.S.C. as the Company's independent auditors requires the affirmative vote of a majority of the votes cast on the matter. In the election of directors, stockholders may either vote "FOR" all nominees for election or withhold their votes from one or more nominees for election. Shares held by a broker, as nominee, that are not voted (so-called "broker non-votes") in the election of directors will not be included in determining the number of votes cast. For the proposal to ratify the appointment of the independent auditors, stockholders may vote "FOR," "AGAINST" or "ABSTAIN" with respect to this proposal. Proxies marked to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the proposal. The holders of at least one-third of the outstanding shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Proxies marked to abstain, withheld votes and broker non-votes will be counted for purposes of determining a quorum.

           A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to: Secretary, Classic Bancshares, Inc., 344 Seventeenth Street, Ashland, Kentucky 41101.

VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

           Stockholders of record as of the close of business on June 28, 2002 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 1,120,586 shares of Common Stock outstanding. The following table sets forth information regarding share ownership of those persons or entities known by management to beneficially own more than five percent of the Common Stock and all directors and executive officers of the Company as a group.

                                                            SHARES
                                                         BENEFICIALLY   PERCENT
               BENEFICIAL OWNER                              OWNED     OF CLASS
-------------------------------------------------------- ------------ ----------
Classic Bancshares, Inc. Employee Stock Ownership Plan    103,485(1)     9.23%
344 Seventeenth Street
Ashland, Kentucky  41101
National City Corp.                                        72,750(2)     6.49
1900 East Ninth Street
Cleveland, Ohio 44114
Tontine Financial Partners, L.P.                           76,200(3)     6.80
200 Park Avenue, Suite 3900
New York, NY  10166
Directors and executive officers of the Company
as a group (11 persons)                                   377,658(4)    29.50

----------------

(1) The amount reported represents shares held by the Company's Employee Stock Ownership Plan ("ESOP"), 41,469 of which have been allocated to accounts of participants. First Bankers Trust Company, N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held by the ESOP are voted by the trustee in the same manner that the trustee is instructed to vote by a majority of the plan participants who instruct the trustee as to the manner of voting the shares allocated to their plan accounts.

(2) As reported by National City Corp. in a statement as of February 8, 2002 on Schedule 13G/A under the Exchange Act. National City Corp. reported shared dispositive power over 72,750 shares.

(3) As reported by Tontine Financial Partners, L.P., Tontine Managements, L.L.C., and Jeffrrey L. Gendell in a statement as of February 1, 2002 on Schedule 13G/A under the Exchange Act. Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Jeffrey L. Gendell reported shared power to vote or direct the vote of 76,200 shares.

(4) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, 20,170 shares allocated to the ESOP accounts of the group members, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or dispositive power. The amount reported above also includes 159,552 shares subject to options currently exercisable or which will become exercisable within 60 days of June 28, 2002, awarded under the Company's 1996 Stock Option and Incentive Plan (the "1996 Stock Option Plan"), the Company's 1998 Premium Price Stock Option Growth Plan (the "1998 Stock Option Plan") and the Company's 2001 Premium Price Stock Option Growth Plan (the "2001 Stock Option Plan"). The amount reported above does not include 180 shares awarded as restricted stock under the Company's 1996 Recognition and Retention Plan (the "RRP") that do not vest within 60 days of June 28, 2002.

                       PROPOSAL I - ELECTION OF DIRECTORS

           The Company's Board of Directors is presently comprised of ten members. Directors of the Company are generally elected to serve for a three-year term or until their respective successors have been elected and qualified. Approximately one-third of the directors are elected annually. Each member of the Company's Board of Directors has served on the Board since the incorporation of the Company in September 1995, except for Directors Robert L. Bayes and Jeffrey P. Lopez, M.D., each of whom joined the Board in November 1996, and Lisah M. Frazier who joined the Board in March 2002.

           The following table sets forth certain information regarding the Company's Board of Directors, including their terms of office, and the nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute or substitutes as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                                  Shares of Common
                                                                                                 Stock Beneficially    Percent
                                                                    Director       Term to            Owned at           of
     NAME                Age(1)         Position(s) Held            Since (2)      Expire         June 28, 2002(3)      Class
----------------        --------------------------------            ---------------------         ----------------     --------
                                                          NOMINEES
Robert B. Keifer, Jr.      65   Director                              1991          2005               20,271            1.80%
David A. Lang              58   Director                              1991          2005               20,536(4)         1.82
Robert L. Bayes            58   Executive Vice President              1996          2005               33,783(5)         2.97
                                 and Director

                                                DIRECTORS REMAINING IN OFFICE

Lisah M. Frazier           33   Chief Operating Officer,              2002          2003               35,315(6)         3.09
                                Chief Financial Officer
                                and Director
E.B. Gevedon, Jr.          68   Director                              1980          2003               34,271(7)         3.04
Robert A. Moyer, Jr.       56   Director                              1993          2003               22,871            2.03
John W. Clark              60   Director                              1995          2003               31,482            2.79
C. Cyrus Reynolds          75   Chairman of the Board                 1960          2004               27,303(8)         2.42
David B. Barbour           54   President, Chief Executive            1995          2004               91,489(9)         7.87
                                Officer and Director
Jeffrey P. Lopez, M.D.     43   Director                              1996          2004                5,350            0.47

-------------------------

(1)        At March 31, 2002.
(2)        Includes service as a director of Classic Bank.
(3) Includes shares held directly, as well as shares held in retirement accounts, shares allocated to the ESOP accounts of certain of the named persons, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or dispositive power. The amount also includes 42,462, 17,450, 4,850, 22,315 and 8,023 shares subject to options which are currently exercisable or will become exercisable within 60 days of June 28, 2002, awarded under the 1996 Stock Option Plan, the 1998 Stock Option Plan and the 2001 Stock Option Plan to Mr. Barbour, Mr. Bayes, Mr. Lopez, Ms. Frazier and each of Messrs. Gevedon, Moyer, Clark, Reynolds, Keifer and Lang, respectively. Does not include 180 unvested restricted shares under the RRP which have been awarded to Mr. Bayes.
(4)        Includes 205 shares held by Mr. Lang's spouse.
(5) Includes 4,457 shares held by Mr. Bayes' spouse and 1,494 shares allocated to Mr. Bayes' account under the ESOP.
(6) Includes 2,789 shares allocated to Ms. Frazier's account under the ESOP.
(7)        Includes 10,000 shares held by Mr. Gevedon's spouse.
(8)        Includes 6,216 shares held by Mr. Reynolds' spouse.
(9) Includes 9,971 shares allocated to Mr. Barbour's account under the ESOP.

           The business experience of each director of the Company for at least the past five years is set forth below. All directors have held their positions at least five years, except as otherwise indicated. Director Barbour also serves as a director of Classic Bank.

           C. CYRUS REYNOLDS. Mr. Reynolds is Chairman of the Board of the Company, a position he has held since September 1995. Until March 2001, Mr. Reynolds also served as Chairman of the Board of Classic Bank. Mr. Reynolds retired as property Valuation Administrator for Boyd County, Kentucky, an elected office he held from 1977 until retirement. From 1960 to 1981, Mr. Reynolds was the owner of Reynolds Insurance Agency, a general lines insurance agency located in Ashland, Kentucky. Mr. Reynolds is a member and former officer of the Ashland Lions Club, and has served on various state commissions, including 18 years of service as Chairman of the Boyd County Democratic Party. Mr. Reynolds has also served as Treasurer of the Westwood Christian Church for 40 years.

           DAVID B. BARBOUR. Mr. Barbour is President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Classic Bank, positions he has held since September 1995 and March 2001, respectively. Prior to joining Classic Bank in March of 1995, Mr. Barbour served as Senior Vice President and Senior Lending Officer of First American bank, a commercial bank located in Ashland, Kentucky with assets of $225 million. As Senior Vice President and Senior Lending Officer, Mr. Barbour was responsible for First American Bank's loan portfolio, including the commercial, consumer and real estate lending divisions. Mr. Barbour had been employed by First American Bank since 1977 and held a variety of management positions, including Senior Vice President and Senior Lending Officer since 1989. Mr. Barbour holds the designation of Certified Lender, Business Banking (C.L.B.B.). Mr. Barbour holds a Graduate Banking Degree from the Graduate School of Banking at Louisiana State University.

           JEFFREY P. LOPEZ, M.D. Dr. Lopez is President of Ashland Radiation Oncology, Inc. and owner of Tri-State Regional Cancer Center located in Ashland, Kentucky. A native of Madison, Indiana, Dr. Lopez is a graduate of Indiana University, obtained his medical degree from Indiana School of Medicine and served his residency in Radiation Oncology at the University of Illinois. He serves on the Board of Directors of the Boyd County chapter of the American Cancer Society, a position he has held since 1989. He is past President of the Boyd County Medical Society, having served two terms as President. He is a member of the Board of Directors for the Association of Free Standing Radiation Oncology Centers, of which he also is a two-term past-President, and is a member of the Board of Directors of King's Daughters' Medical Center in Ashland, Kentucky.

           ROBERT B. KEIFER, JR. Mr. Keifer is a retired group vice-president of Ashland Petroleum Company, an operating division of Ashland, Inc., where he was employed from 1966 to 1992. From 1992 to 1994, Mr. Keifer served as a consultant to Equal Opportunity Finance, a minority small business investment company. Mr. Keifer previously served as President of the Board of Directors of Community Hospice, Inc. and as a director of Area Education Projects.

           DAVID A. LANG. Mr. Lang is a retired executive of American Electric Power, where he was employed from 1965 to 2000. During his tenure with American Electric Power, Mr. Lang held a variety of positions including Executive Assistant - Operations, Kentucky Region Director, and Manager of National Accounts. Mr. Lang is a Registered Professional Engineer in the Commonwealth of Kentucky. Mr. Lang is also a former director of the Chamber of Commerce of Boyd and Greenup Counties and co-chair of the Conference Board's USA Quality Council.

           ROBERT L. BAYES. Mr. Bayes is Executive Vice President of the Company and Paintsville Market Area President of Classic Bank. From 1983 to 2001, Mr. Bayes served as President of The First National Bank of Paintsville ("Paintsville Bank"), a subsidiary of the Company that was merged into Classic Bank in March 2001. A Certified Public Accountant, Mr. Bayes holds a B.S. in Business Administration from Berea College, attended Graduate School at the University of Kentucky and holds a graduate banking degree from Stonier Graduate School of Banking at Rutgers University. Mr. Bayes is a member of the American Institute of CPA's and Kentucky Society of CPA's.

           EVERETT B. GEVEDON, JR. Mr. Gevedon is Vice Chairman of the Board of the Company, a position he has held since March 2001. Mr. Gevedon has served as a real estate consultant to corporations and individuals throughout the eastern United States for the past 28 years. Prior to serving as a real estate consultant, he was a general real estate appraiser and involved in real estate sales.

           ROBERT A. MOYER, JR. Mr. Moyer is involved in real estate development projects in the Naples, Florida area. Mr. Moyer previously served as Chairman and Chief Executive Officer of Alltech Technologies, LLC until late 2001. Prior to joining Alltech in January 2000, Mr. Moyer served as Chairman and Chief Executive Officer of RAM Technologies, Inc., an Ashland Kentucky based multi-faceted communications and technology company which he founded in 1976.

           JOHN W. CLARK. Mr. Clark has been the President and Chief Executive Officer of John W. Clark Oil Co., a company engaged in the distribution and sale of petroleum products, since its founding in 1970. In addition, he has been the President of JRB, Inc., a common carrier trucking company, since 1977; Clark Airway, an airplane leasing company, since 1990; and John W. Clark Enterprises, a real estate development and holding company, since 1987.

           LISAH M . FRAZIER. Ms. Frazier is Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer of the Company, positions she has held since November 2000. Ms. Frazier is also Chief Operating Officer and Chief Financial Officer of Classic Bank, positions she has held since November 2000. Prior to these positions, Ms. Frazier served as Senior Vice President and Chief Financial Officer of the Company and Classic Bank since joining the Bank in August 1995. Ms. Frazier, a Certified Public Accountant, prior to joining Classic Bank, served as Investment Coordinator with Trust Company of Kentucky, a subsidiary of Community Trust Bancorp, from June 1995 to August 1995. Prior to that position, Ms. Frazier served as Audit Specialist in the internal audit department of Community Trust Bancorp from 1993 to 1995. Ms. Frazier served as Senior Auditor with the regional accounting firm of Kelley, Galloway & Company from 1990 to 1993. Ms. Frazier is a member of the Kentucky Society of Certified Public Accountants and serves on the Leadership Council for the Kentucky Society of CPA's.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

           Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors of the Company held 12 meetings during the fiscal year ended March 31, 2002. No incumbent director attended fewer than 75% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which he served during the fiscal year.

           The Board of Directors of the Company has standing Executive, Audit, Compensation, Strategic Planning and Acquisition and Nominating Committees.

           The Executive Committee is comprised of Directors Reynolds, Barbour, Keifer and Gevedon. This committee meets on an as needed basis to act on matters arising between Board meetings. This committee did not meet during fiscal 2002.

           The Audit Committee, composed of Directors Keifer, Reynolds, Lang, Lopez and Gevedon, assesses the quality of the Company's accounting system and independent auditors and make recommendations with respect thereto. The Committee also reviews the major accounting principles utilized in preparing the Company's financial statements. Finally, the Committee reviews the Company's unaudited interim financial statements and audited year end financial statements. The Committee met six times during the fiscal year ended March 31, 2002. The Audit Committee has issued the following report for the year ended March 31, 2002:

o The Audit Committee has reviewed and discussed with management Classic's fiscal 2002 audited financial statements;

o The Audit Committee has discussed with Classic's independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61;

o The Audit Committee has received the written disclosure and letter from the independent auditor required by Independence Standards Board No. 1 (which relates to the auditor's independent from Classic and its related entities) and has discussed with the auditors its independence from Classic; and

o Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Classic's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

           Each member of the Audit Committee is "independent" as defined under the National Association of Securities Dealers listing standards for the Nasdaq Stock Market. The Board of Directors has adopted a written charter for the Audit Committee.

Robert B. Keifer    C. Cyrus Reynolds    David A. Lang    Jeffrey P. Lopez, MD
E.B. Gevedon, Jr.

           The Compensation Committee establishes the Company's compensation policies and reviews compensation matters and administers the Company's stock-based benefit plans. The current members of this Committee are Directors Moyer, Lang, Reynolds and Clark. The committee held five meetings during fiscal 2002.

           The Nominating Committee meets annually in order to nominate candidates for membership on the Board of Directors. This committee is comprised of members selected by the Chairman. This committee did not meet during fiscal 2002 as its function was performed by the entire Board of Directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited such nominations.

           Pursuant to the Company's bylaws, nominations for election as directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 70 days prior to the annual meeting date. If, however, the date of the meeting is first publicly disclosed less than 80 days prior to the date of the meeting, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to stockholders or the day on which public disclosure of the date of the meeting is first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company's bylaws.

DIRECTOR COMPENSATION

           FEES. The monthly fees for service on the Boards of Directors of the Company and Classic Bank are $600 and $250, respectively. Directors of Classic Bank also receive $50 for each committee meeting attended.

           STOCK OPTIONS. On May 20, 2002, each non-employee director of the Company was granted a 10 year non-tax qualified option to purchase 1,000 shares of the Common Stock at a price of $22.5489 per share under the Company's 2001 Premium Price Stock Option Growth Plan. On the date of issuance, the closing price of the shares of the Common Stock was $20.499 per share.

EXECUTIVE COMPENSATION

           The Company has not paid any compensation to its executive officers since its formation. The following table sets forth information concerning the compensation paid or accrued by Classic Bank to the named officers for services rendered during the fiscal years ended March 31, as indicated. It also sets forth information concerning the compensation paid or accrued by Paintsville Bank for services rendered by Robert L. Bayes, the Company's Executive Vice President and Paintsville Bank's President and Chief Executive Officer until it was merged into Classic Bank. No other executive officer of the Company earned a salary and bonus in excess of $100,000 during fiscal 2002.

                                                   SUMMARY COMPENSATION TABLE
                                                                                  LONG-TERM COMPENSATION
                                              Annual Compensation             -------------------------------
                                                                                       AWARDS         PAYOUTS
                                     ---------------------------------------  -------------------------------
                                                                Other Annual  Restricted    Options/    LTIP
                                     Fiscal   Salary     Bonus  Compensation    Stock        SARs     Payouts      All Other
       Name and Principal Position    Year     ($)        ($)      ($)(1)      Award($)       (#)        ($)    Compensation($)
------------------------------------------------------------------------------------------------------------------------------
  David B. Barbour, President and     2002   135,960     8,000       ---          ---         ---        ---       40,366(2)
    Chief Executive Officer           2001   119,260    20,000       ---          ---       8,150        ---       46,343(2)
                                      2000   106,000    17,500       ---          ---         ---        ---       42,689(2)

  Robert L. Bayes, Executive Vice     2002    98,700     3,000       ---          ---         ---        ---       11,682(3)
    President                         2001    98,700    13,000       ---          ---       3,000        ---       13,569(3)
                                      2000    98,700    12,000       ---          ---         ---        ---       12,716(3)

  Lisah Frazier, Chief Operating      2002    82,000    30,000       ---          ---         ---        ---       16,267(4)
    and Chief Financial Officer       2001    65,000    20,000       ---          ---       7,950        ---        8,137(4)
                                      2000    51,306     8,500       ---          ---         ---        ---        5,968(4)


  Robert S. Curtis, Executive Vice    2002    82,000    30,000       ---          ---         ---        ---       16,989(5)
    President                         2001    70,772    18,000       ---          ---       4,500        ---        8,900(5)
                                      2000    66,756     8,500       ---          ---         ---        ---        7,935(5)

(1) None of the named executive officers received any additional benefits or perquisites which, in the aggregate, exceeded 10% of both their salary and bonus or $50,000.
(2) Includes, among other things, for 2002, 2001 and 2000, respectively, the following amounts: country club membership fees of $3,480, $3,480 and $2,400 paid by Classic Bank on behalf of Mr. Barbour; contributions made pursuant to the Supplemental Executive Retirement Agreement between Classic Bank and Mr. Barbour of $14,827, $13,357 and $10,879; Classic Bank's contribution to Mr. Barbour's account under the ESOP of 509, 453 and 534 shares of Common Stock based upon closing prices per share of the Common Stock of $17.601, $12.75 and $10.000 on March 31, 2002, 2001 and 2000; Classic Bank's contribution to Mr. Barbour's 401(k) Plan account of $4,319, $4,086 and $3,654; life insurance premiums paid by Classic Bank on behalf of Mr. Barbour of $5,734, $5,647 and $5,647; and fees received by Mr. Barbour for his service as a director of Paintsville Bank of $0, $8,016 and $8,020.
(3) Includes, among other things, for 2002, 2001and 2000, respectively, the following amounts: Classic Bank's contributions to Mr. Bayes' 401(k) Plan account of $3,051, $3,351and $2,961; Classic Bank's contributions to Mr. Bayes' account under the ESOP of 300, 322 and 405 shares of Common Stock based upon closing prices per share of the Common Stock of $17.601, $12.75 and $10.00 on March 31, 2002, 2001and
           2000.
(4) Includes, among other things, for 2002, 2001 and 2000, respectively, the following amounts: Classic Bank's contributions to Ms. Frazier's 401(k) Plan account of $3,342, $2,550 and $3,588; Classic Bank's contributions to Ms. Frazier's account under the ESOP of 321, 257 and 238 shares of Common Stock based upon closing prices per share of the Common Stock of $17.601, $12.75 and $10.00 on March 31, 2002, 2001
           and 2000.
(5) Includes, among other things, for 2002, 2001 and 2000, respectively, the following amounts: Classic Bank's contributions to Mr. Curtis' 401(k) Plan account of $3,342, $2,663 and $4,515; Classic Bank's contributions to Mr. Curtis' account under the ESOP of 362, 308 and 342 shares of Common Stock based upon closing prices per share of the Common Stock of $17.601, $12.75 and $10.00 on March 31, 2002, 2001
           and 2000.

           The following table provides information as to the number and value of the stock options held by Mr. Barbour, Mr. Bayes, Ms. Frazier and Mr. Curtis as of March 31, 2002. None of these persons exercised any stock options during fiscal 2002.

                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                              OPTION VALUES


                                                                          NUMBER OF
                                                                          SECURITIES                              VALUE OF
                                                                          UNDERLYING                            UNEXERCISED
                                                                         UNEXERCISED                            IN-THE-MONEY
                                                                          OPTIONS AT                             OPTIONS AT
                                                                          FY-END (#)                             FY-END ($)
                                  SHARES
           NAME                  ACQUIRED          VALUE        ------------------------------      ------------------------------
                               ON EXERCISE       REALIZED       EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                                   (#)              ($)             (#)               (#)               ($)               ($)
----------------------------------------------------------------------------------------------------------------------------------

David B. Barbour                   ---             $---            42,462              ---           $272,752           $  ---

Robert L. Bayes                    ---             $---            17,450              800           $ 77,719           $2,981

Lisah M. Frazier                   ---             $---            22,315              360           $130,582           $1,904

Robert S. Curtis                   ---             $---            24,337              ---           $158,592           $  ---
=========================== ================== ============= ==================================== ================== =============

EMPLOYMENT AGREEMENTS

           The Company has entered into an employment agreement with Mr. Barbour providing for an initial term of five years. The employment agreement provides for an annual base salary in an amount not less than Mr. Barbour's then-current salary and provides for an annual extension of its remaining term by one year, subject to approval of the extension by the Board of Directors. The agreement provides that, in the event of the involuntary termination of Mr. Barbour, he shall receive his salary and bonus (with the bonus and cash incentive compensation based on historical averages) and his health insurance for the remaining term of the contract. He shall also receive a lump sum payment equal to the present value of certain pension and other benefits to which he would have been entitled had he remained with the Company for the remaining term of the contract. Each of these amounts is subject to a cut back to the extent that Mr. Barbour receives income from another source during the term of the contract. The employment agreement also provides that (i) a lump sum cash payment will be made to Mr. Barbour in an amount equal to 100% of his five-year average "base amount" of compensation if his employment is involuntarily terminated in connection with or within 18 months after a "change in control" of Classic Bank or the Company and (ii) Mr. Barbour shall be entitled to indemnification against such tax liability as might arise if the above payments are deemed "excess parachute payments" under Section 280G of the Internal Revenue Code.

           Classic Bank has employment agreements with Ms. Frazier and Mr. Curtis providing for initial terms of three years. The employment agreements became effective on July 25, 2000 in the case of Ms. Frazier and June 7, 2002 in the case of Mr. Curtis. Each agreement provides for an annual base salary in an amount not less than the subject employee's then-current salary and provides for an annual extension subject to the performance of an annual formal evaluation by disinterested members of the Board of Directors of Classic Bank. The agreements also provide for termination upon the employee's death, for cause or certain events specified under applicable regulations. The employment agreement is also terminable by the employee upon 90 days' notice to Classic Bank.

           The employment agreements with Ms. Frazier and Mr. Curtis provide for payment to the covered employee of an amount equal to 299% of his or her five-year average base compensation, where employment involuntarily terminates, (or is deemed to be terminated involuntarily), in connection with a "change in control" of Classic Bank or within twelve months thereafter. These agreements also provide for the continued payment of the covered employee's health benefits for the remainder of the term of the agreement in the event he or she is involuntarily terminated in the event of a change in control.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

           Classic Bank entered into a non-qualified Supplemental Executive Retirement Agreement (the "SERP") with Mr. Barbour which provides for the payment of a monthly supplemental retirement benefit of up to 24% of his average monthly compensation during the three highest 12-month periods prior to retirement. This benefit will be payable upon normal retirement at age 65 or, under certain circumstances, after age 55 if his employment is terminated without cause. In the event of Mr. Barbour's death, 50% of the amount payable under the SERP will be payable to his spouse until her death. The amounts contributed by Classic Bank pursuant to the SERP for the last three fiscal years are included in the Summary Compensation Table under "All Other Compensation."

CHANGE IN CONTROL SEVERANCE AGREEMENT

           Classic Bank has assumed a change in control severance agreement with Mr. Bayes. The agreement has a one- year term, with automatic extension for an additional one-year term on each anniversary of its effective date upon approval by the Board of Directors. The agreement provides that if Mr. Bayes' employment is involuntarily terminated, other than for cause, following a change in control he will be entitled to receive (i) a lump sum cash payment equal to 200% of his five-year average "base amount" of compensation and (ii) for a period of 12 months thereafter substantially the same life and health insurance benefits as he is receiving as of the date of termination.

CERTAIN TRANSACTIONS

           Classic Bank follows policies of granting loans to their respective (and the Company's) directors, officers and employees. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with underwriting guidelines and do not involve more than the normal risk of collectibility or present other unfavorable features. Federal law requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates. Loans by Classic Bank to all of its (and the Company's) respective directors and executive officers and the associates of such directors and executive officers, including outstanding balances and commitments, totaled approximately $14.1 million at March 31, 2002, which was approximately 64.1% of the Company's stockholders' equity at that date. At March 31, 2002, there were no loans by Classic Bank to any director or executive officer (or any affiliate of such director or executive officer) of the Company or of Classic Bank, made at preferential rates or terms which in the aggregate exceeded $60,000 during the two years ended March 31, 2002.

              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

           The Board of Directors of the Company has appointed Smith, Goolsby, Artis & Reams, P.S.C., independent accountants, to be the Company's independent auditors for the fiscal year ending March 31, 2003. Representatives of Smith, Goolsby, Artis & Reams, P.S.C. are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

           AUDIT FEES. The aggregate fees billed to the Company by Smith, Goolsby, Artis & Reems, P.S.C. for professional services rendered for the audit of the Company's financial statements for the last fiscal year and the reviews of the financial statements included in the Company's Form 10-QSB for that year were approximately $50,000.

           FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Smith, Goolsby, Artis & Reems, P.S.C. provided no professional services of this nature to the Company in the fiscal year ended March 31, 2002.

           ALL OTHER FEES. The aggregate fees billed for services rendered to the Company for the year ended March 31, 2002 by Smith, Goolsby, Artis & Reems, P.S.C., other than fees for audit services, were approximately $5,500.

           The Audit Committee of the Board of Directors has considered whether the providing of all non-auditing services and financial information systems design and implementation services if any, (and the aggregate fees billed for such services) in the fiscal year ended March 31, 2002 by Smith, Goolsby, Artis & Reems, P.S.C., the principal independent auditors, is compatible with maintaining the principal auditors independence.

           THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SMITH, GOOLSBY, ARTIS & REAMS, P.S.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2003.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

           To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

                              STOCKHOLDER PROPOSALS

           Stockholder proposals intended to be presented at the Company's next annual meeting must be received by its Secretary at the executive office of the Company, located at 344 Seventeenth Street, Ashland, Kentucky 41101, no later than March 7, 2003 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Company's proxy materials), the Company's certificate of incorporation and bylaws and Delaware law.

           To be considered for presentation at the next annual meeting, but not for inclusion in the Company's proxy statement and form of proxy for that meeting, proposals must be received by the Company no later than May 28, 2003. If, however, the date of the next annual meeting is before July 17, 2003 or after October 15, 2003, proposals must instead be received by the Company by the later of the 70th day before the date of the next annual meeting or the tenth day following the day on which public disclosure (by press release, in a publicly available filing with the SEC, through a notice mailed to stockholders, or otherwise) of the date of the next annual meeting is first made. If a stockholder proposal that is received by the Company after the applicable deadline for presentation at the next annual meeting is raised at the next annual meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in the Company's proxy statement for the next annual meeting.

                                  OTHER MATTERS

           The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. If, however, any other matter should properly come before the Meeting, it is intended that the Board of Directors, as proxy for the stockholder, will act in accordance with their best judgment.

           The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company or Classic Bank may solicit proxies personally or by telegraph or telephone without additional compensation.


Ashland, Kentucky
June 28, 2002